 Exhibit 1.01

CONFLICT MINERALS REPORT OF
ATRION CORPORATION
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2016

I. Introduction

This is the Conflict Minerals1 Report of Atrion Corporation (”we,” “our,” “us,” “Atrion,” or the “Company”) prepared for calendar year 2016 (except for conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

In accordance with Rule 13p-1, we undertook efforts to determine whether the necessary conflict minerals in our products were or were not “DRC conflict-free.” The Company designed its efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas 2 (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the activities performed to date, in good faith, by Atrion and on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other matters.

II.
Overview

Company Profile

Atrion Corporation develops and manufactures products primarily for medical applications. Our products advance the standard of care by increasing safety for patients and providers. We target niche markets, with particular emphasis on fluid delivery, cardiovascular and ophthalmology applications.

We are subject to this rule as we have determined that, during 2016, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the DRC or the adjoining countries.

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
2 OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

 Exhibit 1.01

Conflict Minerals Policy

The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company’s expectations from its suppliers. The policy resides on our corporate website http://atrioncorp.com/investor_relations/Investor_Relations.htm.

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

The Company’s RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release and conducting an inquiry of our direct suppliers of the in-scope products using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD framework. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Design of Conflict Minerals Program

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as it relates to our position in the minerals supply chain as a “downstream” company:

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5: Report annually on supply chain due diligence

III.
Due Diligence Measures Performed by Atrion Corporation

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

We implemented the following as part of our conflict minerals program:
a.
Conflict minerals team – Atrion established a conflict minerals team that included individuals from the appropriate business units and departments. The team was structured to ensure critical information, including the Company policy, reached relevant employees and suppliers.
b.
Conflict minerals policy – Atrion adopted and published a policy establishing the expectation that our suppliers will responsibly source products on a conflict-free basis. The policy can be found at http://atrioncorp.com/investor_relations/Investor_Relations.htm. The policy will be periodically reviewed and updated as needed.
c.
Supplier engagement – Atrion provided educational materials to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program.
d.
Records management – Atrion will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines.

Exhibit 1.01

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:
a.
Identified products in scope – Our conflict minerals team reviewed the component parts purchased from our suppliers to determine those that should be deemed in-scope as described by the Adopting Release.
b.
Conducted Reasonable Country of Origin Inquiry (“RCOI”) – Atrion utilized the industry-developed Conflict Minerals Reporting Template (“CMRT”) to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide material and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI.
c.
Completed additional follow-up – Atrion contacted direct suppliers that did not respond to our request for conflict minerals information by the requested date. We also worked to clarify and validate the information provided by our suppliers.
d.
Identify smelters or refiners (“SORs”) – Atrion compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. We reconciled this list to the list of smelter facilities designated by the Conflict-Free Sourcing Initiative (“CFSI”) Conflict- Free Smelter Program. We have provided that list in this report.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:
a.
Designed and implemented a plan – Atrion used established risk rating criteria to evaluate suppliers based on the responses provided within their completed CMRTs as well as any additional documentation furnished to support those responses. The resulting risk ratings will be used to develop specific outreach and education that will address the identified risks.
b.
Verify SORs –As part of the risk mitigation process, we reconciled the list of SORs collected from suppliers to the list of smelter facilities designated as “conflict-free” by the CFSI Conflict-Free Smelter Program.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices

Atrion is relying on published lists from CFSI, London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC), to confirm the existence and verify the conflict-free status of SORs identified during our due diligence.

Step 5: Report annually on supply chain due diligence

Atrion has determined that a portion of the conflict minerals used to manufacture our products originated from the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at http://atrioncorp.com/investor_relations/Investor_Relations.htm.

IV.
Product Description

Products - The products subject to this report are:
Our MPS and ACTester electronic console products sold by our Quest Medical, Inc. subsidiary, as well as Inflation Products sold by our Halkey Roberts, Inc. subsidiary. In addition, the QL® Inflation Devices and NeedleVISE® products sold by our Atrion Medical Products, Inc. subsidiary are subject to this report.

Processing Facilities – Based on our due diligence process and the information received from our suppliers, the following facilities may have been used to process materials used in our products.

Metal	Standard Smelter Name	CID	Country
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN

Exhibit 1.01

Gold	Al Etihad Gold LLC	CID002560	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	Caridad	CID000180	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Gold	DODUCO GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA

Exhibit 1.01

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Remondis Argentia B.V.	CID002582	NETHERLANDS
Gold	Republic Metals Corporation	CID002510	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SAAMP	CID002761	FRANCE
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CID002290	CZECH REPUBLIC
Gold	Sai Refinery	CID002853	INDIA

Exhibit 1.01

Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000616	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	CID002558	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	Duoluoshan	CID000917	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	CID000973	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA

Exhibit 1.01

Tantalum	F&X Electro-Materials Ltd.	CID001163	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002568	CHINA
Tantalum	Global Advanced Metals Aizu	CID000402	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID000315	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000731	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID001192	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID000244	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	CID000292	GERMANY
Tantalum	H.C. Starck Inc.	CID000306	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID000309	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID000313	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID000278	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002557	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID001200	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002847	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CID000538	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID001508	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID001522	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002707	CHINA
Tantalum	KEMET Blue Powder	CID000448	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CID001769	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	LSM Brasil S.A.	CID001869	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001891	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mineracao Taboca S.A.	CID002307	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID002505	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID002508	CHINA
Tantalum	NPM Silmet AS	CID002506	ESTONIA
Tantalum	Power Resources Ltd.	CID000555	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	CID002512	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID000468	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID002539	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID002544	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID002545	JAPAN
Tantalum	Telex Metals	CID002547	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN

Exhibit 1.01

Tantalum	Ulba Metallurgical Plant JSC	CID002548	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002842	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002550	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002549	CHINA
Tin	Alpha	CID001142	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	CID002082	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	CID000769	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000760	CHINA
Tin	China Tin Group Co., Ltd.	CID001458	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID001070	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	CID000295	BRAZIL
Tin	Cooperativa Metalurgica de Rondonia Ltda.	CID001191	BRAZIL
Tin	CV Ayi Jaya	CID000218	INDONESIA
Tin	CV Dua Sekawan	CID000568	INDONESIA
Tin	CV Gita Pesona	CID001231	INDONESIA
Tin	CV Serumpun Sebalai	CID001337	INDONESIA
Tin	CV Tiga Sekawan	CID000766	INDONESIA
Tin	CV United Smelting	CID001399	INDONESIA
Tin	CV Venus Inti Perkasa	CID002849	INDONESIA
Tin	Dowa	CID001402	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID000258	VIET NAM
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	EM Vinto	CID001419	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	CID001421	BRAZIL
Tin	Fenix Metals	CID001428	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002315	CHINA
Tin	Gejiu Jinye Mineral Company	CID002318	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID001457	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID001434	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID002816	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID001438	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002316	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002313	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID001448	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000942	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002858	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Malaysia Smelting Corporation (MSC)	CID001460	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002859	BRAZIL
Tin	Metallic Resources, Inc.	CID001463	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	CID002773	BELGIUM
Tin	Metallo Belgium N.V.	CID000966	BELGIUM

Exhibit 1.01

Tin	Metallo Spain S.L.U.	CID001889	SPAIN
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Mineracao Taboca S.A.	CID001468	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Minsur	CID001471	PERU
Tin	Mitsubishi Materials Corporation	CID001490	JAPAN
Tin	Modeltech Sdn Bhd	CID002317	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001493	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID000345	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001539	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID000004	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	CID001758	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	CID001314	INDONESIA
Tin	PT Artha Cipta Langgeng	CID001908	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002870	INDONESIA
Tin	PT Babel Inti Perkasa	CID002015	INDONESIA
Tin	PT Bangka Prima Tin	CID002011	INDONESIA
Tin	PT Bangka Tin Industry	CID002036	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID002158	INDONESIA
Tin	PT DS Jaya Abadi	CID002455	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID002468	INDONESIA
Tin	PT Inti Stania Prima	CID000105	INDONESIA
Tin	PT Karimun Mining	CID002500	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002095	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	CID002319	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Mitra Stania Prima	CID002503	INDONESIA
Tin	PT O.M. Indonesia	CID000875	INDONESIA
Tin	PT Panca Mega Persada	CID002517	INDONESIA
Tin	PT Prima Timah Utama	CID002530	INDONESIA
Tin	PT Refined Bangka Tin	CID002570	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID002572	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID002573	INDONESIA
Tin	PT Sukses Inti Makmur	CID002044	INDONESIA
Tin	PT Sumber Jaya Indah	CID002574	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID002592	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID002593	INDONESIA
Tin	PT Tinindo Inter Nusa	CID002703	INDONESIA
Tin	PT Tommy Utama	CID002706	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID000825	BRAZIL
Tin	Rui Da Hung	CID002757	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	CID002774	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	Thaisarco	CID002776	THAILAND

Exhibit 1.01

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID000499	VIET NAM
Tin	VQB Mineral and Trading Group JSC	CID002825	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002829	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002844	CHINA
Tin	Yunnan Tin Company Limited	CID002848	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID002320	JAPAN
Tungsten	ACL Metais Eireli		BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.		VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.		CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID002502	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID002513	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID002535	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002830	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.		CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.		CHINA
Tungsten	Global Tungsten & Powders Corp.	CID002536	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID002494	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG		GERMANY
Tungsten	H.C. Starck Tungsten GmbH		GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID002541	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji		CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID002542	CHINA
Tungsten	Hydrometallurg, JSC		RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID002543	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.		CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.		CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.		CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002827	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002845	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002843	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.		CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002833	CHINA
Tungsten	Kennametal Fallon	CID002579	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID002321	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.		CHINA
Tungsten	Moliren Ltd.		RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC		UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC		VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.		PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City		CHINA

Exhibit 1.01

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID002589	VIET NAM
Tungsten	Unecha Refractory metals plant		RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002647	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	CID002649	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.		KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.		CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002724	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.		CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002815	CHINA

V
Future Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the necessary conflict minerals do not benefit armed groups, including:

●
Review the conflict minerals policy statement and update if necessary.
●
Continue to collect responses from suppliers using the most recent version of the CMRT.
●
Monitor and track performance of risk mitigation efforts.
●
Engage with suppliers that did not provide a response in 2016 or provided incomplete responses to enhance our data collection for 2017.
●
Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.
●
Encourage responsible sourcing from the DRC and adjoining countries.

 VI
Independent Private Sector Audit

Not required for calendar year 2016.